FORM 8-A
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                        North Atlantic Acquisition Corp.
                (Exact name of registrant as specified in its charter)

       Delaware                                      13-3853272
(State of incorporation                  (I.R.S. Employer Identification No.)
    or organization)

  850 Third Avenue, New York, New York                 10022
(Address of principal executive offices)             (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                     Name of each exchange on which
        to be so registered                     each class is to be registered

            None                                          None
        --------------------                    ------------------------------




If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]


Securities to be registered pursuant to Section 12(g) of the Act:

Units, each consisting of one share of Class A Common Stock and one Class A warrant
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                         (Title of class)

Class A Common Stock, par value $.01 per share
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                         (Title of class)

Class B Exchangeable Common Stock, par value $.01 per share
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                         (Title of class)

Class A Warrants
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                         (Title of class)


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                                SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)   North Atlantic Acquisition Corp.
               --------------------------------------------------------------
Date           July 9, 1997
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By             /s/David J. Mitchell
               --------------------------------------------------------------
               Name and Title:  David J. Mitchell, Chairman of the Board
                                                   and Chief Executive Officer